                                                                    EXHIBIT 10.6

                             MASTER LEASE AGREEMENT
                                   LESSEE #655
                          DATED AS OF FEBRUARY 28, 2000

This MASTER LEASE AGREEMENT ("Master Lease"), is entered into as of February 28, 2000, between Imperial Bank Equipment Leasing Division, a division of Imperial Bank (hereinafter called "Lessor"), having its principal place of business at 9920 La Cienega Boulevard, Inglewood, California 90301, and SalesLogix Corporation, a Corporation (hereinafter called "Lessee"), having its principal place of business at 8800 N. Gainey Center Drive, Suite 200,Scottsdale, AZ 85258.

I.       LOCATION OF DEFINED TERMS

                                  LEASE                                                       LEASE
DEFINED TERM                     SECTION     SUB-SECTION     DEFINED TERM                    SECTION       SUB-SECTION
------------                     -------     -----------     ------------                    -------       -----------
Acceptance Date                     II              D        Interim Rent                       IV               A
Assignee                             X              A        Interim Rental Term               III               C
Casualty Value                      VII             C        Item of Equipment                  II               A
Certificate of Acceptance           II              D        Lease Rate Factor                  IV               A
Claims                              IX                       Lease Term                        III               D
Damage                              VII             A        Lien                              VIII              C
Daily Lease Rate Factor             IV              A        Loss                              VII               A
End of Term Notice                  XII             A        Master Lease                  Introduction
Equipment                           II              A        Purchase Documents                 II               C
Event of Default                    XI              A        Rent                               IV               A
Fair Market Value                   XII             C        Rent Due Date                      IV               B
Improvement                          V              C        Renewal Term                      XII               D
Initial Term                        III             B        Rental Period Option               IV               B
Equipment Repair Notice            XIII             B        Schedule                           II               B
Equipment Inspection Fee           XIII             B        Seller                             II               C

II.      LEASE OF EQUIPMENT

(A) Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Master Lease, the equipment and related operating systems and other software (collectively, together with all substitutions and replacements, the "Equipment," and individually, an "Item of Equipment") described in the equipment schedules (each a "Schedule") executed from time to time pursuant to this Master Lease.

(B) Schedules. Each Schedule substantially in the form of that attached, when executed by Lessor and Lessee, shall constitute a separate lease and shall incorporate by reference the terms and conditions of this Master Lease and any additional terms and conditions agreed upon by the parties. In the event of a conflict between the provisions of this Master Lease and a Schedule, the provisions of the Schedule shall control.

(C) Equipment Procurement. Provided that no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default has occurred and is continuing and subject to the representations and warranties set forth in Section VIII, Lessor may from time to time procure equipment requested by Lessee and lease it to Lessee pursuant to this Master Lease and a Schedule; provided, however, Lessor shall not purchase any Equipment unless Lessee is unconditionally bound to lease it under the terms of this Master Lease and a Schedule. Lessee authorizes Lessor, in reliance on Lessee's request, to enter into purchase orders, contracts or other documents ("Purchase Documents") for acquisition of the Equipment with the seller of the Equipment ("Seller").

(D) Delivery Installation and Acceptance. Lessor or its designated representative shall arrange for delivery and installation of the Equipment at the location specified in the applicable Schedule. Lessee shall pay all costs associated with packing, transportation, taxes, duties, insurance, delivery, installation, testing and support of the Equipment. Lessor will have no liability for any delay or failure of the Seller to deliver or service the Equipment or license any software. Acceptance shall be deemed to occur upon the date of execution by Lessee of a Certificate of Acceptance in the form of that attached. Lessee hereby authorizes Lessor to insert in any Schedule the date of acceptance (the "Acceptance Date") for any Item of Equipment as well as such items as serial numbers and the Equipment description and cost resulting from any orders or change orders occurring after the Schedule is executed. In the event of replacement by the supplier or manufacturer of any Equipment that is determined after acceptance to be defective, the Equipment list and serial numbers on the applicable Schedule shall be deemed amended to reflect the substitute Equipment.

III.     TERM

(A) Master Lease Term. Unless otherwise extended by the parties hereto, the term of this Master Lease shall begin upon execution hereof by Lessor and Lessee and continue through the last date on which any Schedule entered into pursuant to this Master Lease remains in effect.

(B) Initial Term. The initial term under each Schedule shall begin on the first Rent Due Date occurring after the Acceptance Date under such Schedule and shall continue through the end of the month of the number of months set forth in the Schedule as the initial term ("Initial Term").

(C) Interim Rental Term. Prior to the commencement of the Initial Term under each Schedule, Rent shall be due and payable to Lessor for the period beginning on the Acceptance Date and continuing to the first Rent Due Date of the Initial Term ("Interim Rental Term").

(D) Lease Term. "Lease Term" shall mean for each Schedule the Interim Rental Term, the Initial Term, and all Renewal Terms.


IV.      RENT

(A) Rent. Rent for the Equipment under each Schedule for each Rental Period ("Rent") shall be an amount equal to the product of the percentage ("Lease Rate Factor") set forth in such Schedule multiplied by the total cost of the Equipment, as set forth in such Schedule. Rent for the Interim Rental Term ("Interim Rent") or any other partial rent period will be prorated on a daily basis in an amount equal to 1/30th of the monthly Rent ("Daily Lease Rate Factor"). Rent is payable in immediately available funds to Lessor at the address or in accordance with the wire transfer instructions set forth in such Schedule or as otherwise directed by Lessor.

(B) Rent Due Date. Rent under each Schedule (other than Rent for the Interim Rental Term) shall be payable in advance, on each rent due date ("Rent Due Date") of the period ("Rental Period"), as set forth in such Schedule. Rent for the Interim Rental Term shall be due and payable on the first Rent Due Date of the Initial Term.

(C) Past Due Amounts. To the extent permitted by applicable law, Lessee will pay on demand a late charge as stipulated under each schedule on each installment of Rent and any other sums payable hereunder which remain unpaid for more than ten days after the due date thereof.

(D) NONCANCELABLE RENT AND LEASE OBLIGATIONS. ALL LEASES HEREUNDER SHALL BE NET LEASES. LESSEE'S OBLIGATION TO PAY RENT AND OTHER AMOUNTS DUE UNDER THIS MASTER LEASE AND EACH SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY SET OFF, COUNTERCLAIM, ABATEMENT, REDUCTION, RECOUPMENT, INTERRUPTION OR DEFENSE FOR ANY REASONS WHATSOEVER. THIS AGREEMENT SHALL NOT TERMINATE NOR SHALL THE OBLIGATIONS OF LESSEE BE AFFECTED BY REASON OF ANY DEFECT IN OR DAMAGE TO, OR LOSS OF USE OR POSSESSION OF, OR DESTRUCTION OF, ANY EQUIPMENT FROM ANY CAUSE WHATSOEVER. IT IS THE INTENTION OF THE PARTIES THAT, RENTS AND OTHER AMOUNTS DUE HEREUNDER SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS IN THE MANNER AND AT THE TIMES SET FORTH HEREIN UNLESS THE OBLIGATION IS TERMINATED PURSUANT TO THE EXPRESS TERMS HEREOF. THIS MASTER LEASE AND THE SCHEDULES CANNOT BE PREPAID OR TERMINATED BY LESSEE DURING THE TERM THEREOF UNLESS AGREED TO IN WRITING BY LESSOR.

V. EQUIPMENT OWNERSHIP, USE, MAINTENANCE AND PROTECTION

(A) Ownership and Use. Lessee shall use the Equipment in a manner which will not disqualify it for manufacturer maintenance, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment and within the provisions of all policies of insurance carried by Lessee. Lessee shall obtain all permits, licenses or other authorizations necessary for the operation and use of the Equipment. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment. Upon Lessor's request, Lessee will affix and maintain, in a prominent place on each Item of Equipment, plates, tags or other identifying markings indicating Lessor's ownership of the Equipment. Lessee shall not move any Item of Equipment from the location set forth on the applicable Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessor may upon reasonable prior notice to Lessee and during regular business hours inspect the Equipment.

(B) Lessor's Entitlement to Tax Benefits. Lessee acknowledges that Lessor is the only party entitled to claim tax benefits provided by federal, state and local income tax law to the owner of the Equipment ("Tax Benefits"), and Lessee agrees to characterize the relationship herein established as a lease. If requested by Lessor, Lessee shall furnish Lessor with records and other information necessary to claim such Tax Benefits. Lessee shall not, and shall not permit any permitted sub-lessee or assignee to, take or omit to take any action that may result in the disqualification of the Equipment for, or any recapture of all or any portion of the Tax Benefits afforded the Equipment.

(C) Improvements. Lessee shall have the right, or the right to cause the Seller or another nationally recognized and experienced maintenance provider, to affix or install any accessory, feature, device, improvement, modification, addition, accession or upgrade ("Improvement") that is compatible with the Equipment. In the event an Improvement is financed, a party other than Lessor may not finance it. If Lessor finances any Improvement, it will be leased under the Schedule covering the related Equipment, and the lease term for the Improvement will be coterminous with such Schedule. Prior to the return of the Equipment, Lessee may (if it so chooses and if the Improvement is not financed by Lessor) and shall (if Lessor so requests) remove the Improvements or cause the Improvements to be removed by the Seller or another nationally recognized and experienced maintenance provider, and restore or cause to be restored the Equipment to its original state, ordinary wear and tear excepted. Lessee shall not remove any original parts from the Equipment without Lessor's prior written consent. Any Improvements not removed from the Equipment upon its return or upon the occurrence of an Event of Default shall, at Lessor's option, become the property of Lessor.

(D) Maintenance. Lessee shall, at its own cost and expense and at all times during the Lease Term, take all actions necessary to maintain or cause to be maintained by the Seller, manufacturer or a third party maintenance provider reasonably acceptable to Lessor, the Equipment and all Improvements in good working order, condition and repair, at the Equipment manufacturer's most current engineering levels (including replacement of all parts which become damaged or worn out), and in compliance with such maintenance and repair standards as are set forth in the manufacturer's manual pertaining to the Equipment, and as otherwise may be required to enforce warranty claims against each vendor and manufacturer of each item of Equipment, and in compliance with all requirements of law. Lessee will not discriminate such maintenance between owned and leased equipment. Lessee shall comply with all instructions issued by the manufacturer of the Equipment, and Lessee assumes and agrees to pay any cost necessary to have the manufacturer re-certify that the Equipment will be eligible upon resale or release by Lessor, for the manufacturer's maintenance contract at the manufacturer's standard rates as required under Section XII(B).

(E) Insurance. (1) Lessee will insure for the following risks with insurers of recognized responsibility: (a) All risk of loss and physical damage to the Equipment in an amount not less than the greater of (i) the fair market replacement value or (ii) the aggregate Casualty Value of all Equipment from time to time and; (b) Comprehensive public liability and property damage insurance with respect to the condition, possession, maintenance, operation and use of the Equipment, in an amount not less than $1,000,000 for each occurrence. Such insurance shall be in full force and effect by not later than the Installation Date for each item of Equipment and shall remain in effect until such time as each item of Equipment has been returned to, and accepted by, Lessor in accordance with the provisions of Section XII(B) hereof.

(F) Delivery of Insurance Certificates. Lessee shall deliver to Lessor and any Assignee(s) a valid Certificate of Insurance for each such insurance policy upon the execution thereof and a Certificate of Insurance for each renewal policy not less than 30 days prior to the expiration of the original policy or any renewal policy. Such insurance shall (1) include as additional parties insured and loss payees Lessor and any Assignee(s), (2) provide that such insurance shall not be materially changed or canceled without at least 30 days prior notice to Lessor and such Assignees, and (3) provide that such policy shall not be invalidated by any negligence of, or breach of warranty by, Lessee. Upon the request of Lessor, Lessee shall provide any additional data related to the insurance as Lessor reasonably requests.

(G) Failure to Provide Insurance. Lessee acknowledges and agrees that if Lessee fails to provide any required insurance or fails to continue such insurance in force, Lessor may do so at Lessee's expense. The cost of any such insurance, at the option of Lessor, shall be payable on demand or shall be added to the lease indebtedness. LESSEE ACKNOWLEDGES THAT IF LESSOR SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE EQUIPMENT, UP TO THE BALANCE OF THE LEASE; HOWEVER, LESSEE'S EQUITY IN THE EQUIPMENT MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENT OF ANY FINANCIAL RESPONSIBILITY LAWS.

VI. DISCLAIMER OF WARRANTIES; LIMITATION OF REMEDIES

LESSOR IS NOT A MANUFACTURER, SUPPLIER OR DEALER OF THE EQUIPMENT AND HAS NOT INSPECTED THE EQUIPMENT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO TITLE, CONDITION, QUALITY, DESIGN, CAPACITY, VALUE, DURABILITY, SUITABILITY, SAFETY, OR COMPLIANCE WITH ANY LAW, RULE, REGULATION OR SPECIFICATION, AS TO MERCHANTABILITY OR FITNESS FOR USE OR FITNESS FOR A PARTICULAR PURPOSE, OR AS TO PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, IT BEING AGREED THAT THE EQUIPMENT IS LEASED 'AS IS' AND THAT ALL SUCH RISKS, AS BETWEEN LESSOR AND LESSEE, ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT FROM THE SELLER THEREOF ON THE BASIS OF LESSEE'S JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON ANY STATEMENT MADE BY LESSOR OR ITS AGENTS. LESSOR SHALL NOT IN ANY EVENT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF LESSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

VII. RISK OF LOSS

(A) Risk of Loss. Lessee shall bear the entire risk of the Equipment if damaged, destroyed or rendered permanently unfit or unavailable for use after its shipment to Lessee and until it is accepted by Lessor in accordance with Section XII(B) hereof.

(B) Damage/Event of Loss. (1) In the event any item of Equipment is damaged to a material extent by any occurrence whatsoever, Lessee shall promptly notify Lessor and shall determine within 15 days of the date of such notice whether such item of Equipment can be repaired. If such Equipment can be repaired, Lessee shall at its cost and expense repair such Equipment to its original condition. (2) In the event any item of Equipment shall be lost, stolen, destroyed, damaged beyond repair, or rendered permanently unfit or unavailable for use (through a governmental taking or any other event), for any reason whatsoever (any such occurrence being referred to as an "Event of Loss"), Lessee shall promptly notify Lessor and pay to Lessor, on the first day of the month immediately following such Event of Loss, an amount equal to the Casualty Value applicable to such item of Equipment calculated as of the immediately preceding Rent Due Date plus any unpaid Rent and the installment of Rent for such item of Equipment due on the Rent Due Date following the Event of Loss. After the payment of such amounts, Lessee's obligation to pay further Basic Rent for such item of Equipment shall cease, but Lessee's obligation to pay Interim Rent, if any, for such item of Equipment, and to pay Rent for all other items of Equipment shall remain unchanged. (3) Following payment of the Casualty Value and Rent for an item of Equipment in accordance with the provisions of sentence 2 of this Section VII(B), Lessor shall transfer title to such item of Equipment to Lessee on an AS IS, WHERE IS basis without representation or warranty.

(C) Casualty Value. The Casualty Value from time to time for any item of Equipment subject to a Schedule shall be an amount equal to the greater of (1) the item of Equipment's installed/in-place fair market value at the time of the Casualty Value determination, or (2) 110% of the Item(s) of Equipment cost as of the Acceptance Date, declining in even monthly steps to 12% at expiration and remaining at that value thereafter.

(D) Disposition of Insurance and Other Proceeds. The proceeds of insurance or any condemnation of an item of Equipment for which an Event of Loss has occurred shall be paid to Lessor (to the extent that Lessor has not previously received all Casualty Value and other payments required to be made by Lessee pursuant to the Lease), and the remainder, if any, shall be paid to Lessee. The proceeds of insurance with respect to damage to an item of Equipment, the repair of which, in the opinion of Lessee, is practicable shall unless an Event of Default hereunder has occurred and is continuing be applied either to such repair or to the reimbursement of Lessee for the cost of such repair.

VIII. LESSEE'S REPRESENTATIONS, WARRANTIES AND COVENANTS

(A) Representations and Warranties. Lessee represents, warrants and covenants to Lessor, as of the date of this Master Lease and as of the date of each Schedule, that: (1) Lessee's execution, delivery and performance of this Master Lease and each Schedule have been duly authorized by all necessary action on the part of Lessee, and this Master Lease and each Schedule constitute legal, valid and binding obligations of Lessee; (2) the execution and delivery by Lessee of this Master Lease and each Schedule and the performance of its obligations thereunder do not conflict with or result in a material breach of Lessee's organizational documents or applicable law, or any judgment order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or any agreement or other instrument to which Lessee is a party or by which it is bound; (3) there are no pending or, to the knowledge of Lessee, threatened actions or proceedings that could materially adversely affect the ability of Lessee to perform its obligations under this Master Lease and the Schedules; (4) there has been no material adverse change in Lessee's financial condition since the date of this Master Lease; and (5) Lessee has obtained the proper licenses to use, or ownership of, any software which is or may be used in connection with the Equipment.


(B) Assignment and Transfer. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SELL, TRANSFER, ASSIGN, SUBLEASE (EXCEPT, UPON PRIOR WRITTEN NOTICE TO LESSOR, A SUBLEASE TO A WHOLLY OWNED OR CONTROLLED SUBSIDIARY OR TO ITS PARENT), PLEDGE OR HYPOTHECATE THIS MASTER LEASE, ANY SCHEDULE, THE EQUIPMENT OR ANY PART THEREOF OR ANY INTEREST THEREIN. Lessee shall not, without the prior written consent of Lessor, which shall not be unreasonably withheld, merge or consolidate with any corporation or other entity (unless Lessee is the surviving entity or the surviving entity continues the business of Lessee and assumes this Master Lease and all Schedules) and shall not sell, transfer or otherwise dispose of all or any substantial part of Lessee's assets.

(C) No Liens. Lessee shall not directly or indirectly create, incur, assume or allow to exist any lien, mortgage, pledge, security interest, charge, encumbrance, right, or claim of any kind ("Lien") on or with respect to this Master Lease, any Schedule or any Item of Equipment. Lessee will promptly notify Lessor in writing of the existence of any Lien and will promptly, at Lessee's expense, cause any such Lien to be duly discharged.

(D) Payment of Taxes. Lessee shall reimburse Lessor for, and indemnify and hold Lessor harmless from, all sales, use, personal property, stamp or other taxes, and all levies, imposts, duties, charges, fees, assessments or withholdings of any nature whatsoever (other than those measured by Lessor's net income), together with any penalties, fines or interest thereon which are at any time levied, assessed or imposed on the Equipment or any interest of Lessor or Lessee therein or on the sale, purchase, delivery, ownership, possession, use or operation of the Equipment or the rentals or other amounts payable under this Agreement or any Schedule. If requested by Lessor or if filing by Lessee is required by law, Lessee shall prepare and file, or cause to be prepared and filed, all necessary forms for the assessment of such taxes and shall promptly send to Lessor a copy of such filing.

(E) Financial Reports. Lessee shall upon execution hereof, and for the term of this Master Lease and any Schedules, amendments, extensions and addendums thereto, furnish or caused to be furnished to Lessor the following: (1) the audited financial statements of Lessee within 120 days after the close of each fiscal year; and (2) upon request, quarterly financial statements in a form reasonably acceptable to Lessor within 60 days after the close of each fiscal quarter.

(F) Further Assurances; Payment of Lessor's Expenses. Lessee shall promptly execute and deliver, or cause to be executed and delivered, to Lessor such further documents and take such further action as Lessor may from time to time request in order to more effectively carry out the intent and purpose of this Master Lease and each Schedule, protect the rights and remedies of Lessor created or intended to be created thereunder and perfect and protect Lessor's interest in the Equipment. Lessee shall pay all reasonable costs (including reasonable legal fees and costs) and expenses incurred by Lessor in the consummation or interpretation of this Master Lease or any Schedule; in collecting or attempting to collect any sums owed under this Master Lease or any Schedule; or in enforcing any of Lessor's rights or remedies under this Master Lease or any Schedule. Lessee shall also pay all filing fees, Lien search fees, recordation fees and related expenses reasonably incurred by Lessor in connection with this Master Lease or any Schedule.

IX. GENERAL INDEMNITY

(A) LESSEE SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND LESSOR AND ITS SUCCESSORS AND ASSIGNS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS AGAINST ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE EQUIPMENT, THIS MASTER LEASE OR ANY SCHEDULE, EXCEPT FOR CLAIMS RESULTING SOLELY FROM LESSOR'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. "CLAIMS" REFERS TO ALL LOSSES, LIABILITIES, DAMAGES, PENALTIES, EXPENSES (INCLUDING REASONABLE LEGAL FEES AND COSTS), CLAIMS, ACTIONS AND SUITS, WHETHER IN CONTRACT OR IN TORT AND WHETHER BASED ON A THEORY OF STRICT LIABILITY OF LESSOR OR OTHERWISE, AND INCLUDES, BUT IS NOT LIMITED TO, MATTERS RELATING TO: (1) THE SELECTION, MANUFACTURE, PURCHASE, ACCEPTANCE, REJECTION, OWNERSHIP, DELIVERY, LEASE, POSSESSION, STORAGE, MAINTENANCE, USE, CONDITION, RETURN OR OPERATION OF THE EQUIPMENT; (2) ANY LATENT DEFECTS OR OTHER DEFECTS IN ANY EQUIPMENT, WHETHER OR NOT DISCOVERABLE BY LESSOR OR LESSEE; (3) ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT; AND (4) THE CONDITION OF ANY EQUIPMENT ARISING OR EXISTING DURING LESSEE'S USE. (B) LESSOR SHALL PROMPTLY NOTIFY LESSEE OF ANY CLAIM AFTER RECEIPT OF A WRITTEN NOTICE OF SUCH CLAIM BY LESSOR, AND LESSEE SHALL HAVE THIRTY (30) DAYS TO ELECT TO DEFEND, COMPROMISE OR SETTLE THE CLAIM. IF LESSEE ELECTS TO DEFEND THE CLAIM, (1) LESSOR SHALL HAVE THE RIGHT TO APPROVE LESSEE'S SELECTION OF COUNSEL, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, AND SHALL HAVE THE RIGHT AT ITS ELECTION TO PARTICIPATE IN SUCH DEFENSE, AND (2) LESSEE SHALL NOT BE RESPONSIBLE FOR ANY LEGAL FEES OR OTHER EXPENSES RELATING TO DEFENSE OF THAT CLAIM THAT LESSOR MAY THEREAFTER ELECT TO INCUR. LESSEE SHALL NOT CONSENT TO ENTRY OF ANY JUDGMENT OR ENTER INTO ANY SETTLEMENT WITHOUT THE EXPRESS WRITTEN CONSENT OF LESSOR. THIS INDEMNIFICATION OBLIGATION SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS MASTER LEASE OR ANY SCHEDULE.

X. LESSOR RIGHTS

(A) Assignment. Lessor (and any assignee of Lessor) shall have the right to sell, assign, transfer, pledge, mortgage or otherwise convey its interest in this Master Lease, one or more Schedules, any or all of the Equipment or any of its rights, interests or obligations with respect thereto, in whole or in part, to one or more persons or entities (each, an "Assignee") without notice to, or consent of, Lessee. Notwithstanding such assignment, Lessor shall not be relieved of its obligations hereunder except to the extent of such assignment. Lessee agrees that if any Schedule is assigned, (1) Lessee shall, if instructed by Lessor, pay all amounts due under such Schedule to the Assignee,
(2) Lessee shall execute such acknowledgments to such assignment as are reasonably required by the Assignee to perfect and protect its right, title and interest in and to the Equipment, the applicable Schedule and the Rent due thereunder, and (3) Lessee shall not require the Assignee to perform any obligation of Lessor, other than those that are expressly assumed by such Assignee, and shall not assert against any Assignee any claim, defense, counterclaim or set-off that Lessee may at any time have against Lessor.

LESSEE ACKNOWLEDGES THAT ANY ASSIGNMENT OR TRANSFER IN ACCORDANCE WITH THIS SECTION BY LESSOR OR AN ASSIGNEE WILL NOT MATERIALLY CHANGE LESSEE'S DUTIES OR OBLIGATIONS UNDER THIS MASTER LEASE OR THE ASSIGNED SCHEDULE NOR MATERIALLY INCREASE THE BURDENS OR RISKS IMPOSED ON LESSEE.

(B) Lessor's Performance of Lessee's Obligations. If Lessee fails to perform its obligations under this Master Lease or any Schedule, Lessor shall have the right but not the obligation, without releasing Lessee from any obligation hereunder or under any Schedule, to perform any act or make any payment that Lessor reasonably deems necessary for the maintenance and protection of the Equipment and Lessor's interests in the Equipment and in this Master Lease and the Schedules, and in exercising any such rights, incur any liability and expend any amounts reasonably necessary to protect such interests. All sums so incurred and expended by Lessor, together with expenses (including reasonable legal fees and costs) incurred in connection therewith, shall be immediately due and payable by Lessee and shall bear interest at the interest rate for late payments set forth in the applicable Schedule (or such lesser rate or amount as may then be the maximum permitted by applicable law), from the date so incurred or expended by Lessor to the date payment is received by Lessor.

(C) Financing Statements. Lessor may, at its option, file with such authorities and in such locations, as it may deem appropriate, Uniform Commercial Code financing statements relating to the Equipment, this Master Lease, the Schedules and the rents payable thereunder. Lessee agrees to promptly execute and deliver to Lessor any such financing statements requested by Lessor: provided that Lessor may, at its option, file Uniform Commercial Code financing statements signed by Lessor only, and if Lessee's signature is required by law, Lessee appoints Lessor as Lessee's attorney-in-fact to execute such financing statements or file a copy of this Master Lease or any Schedule as a financing statement. Lessee will promptly notify Lessor of any change in the location of its principal place of business or chief executive office.

XI. DEFAULT AND REMEDIES

(A) Events of Default. An "Event of Default" shall occur hereunder and under all Schedules if Lessee (1) fails to pay any installment of Rent or other payment required hereunder or under any Schedule within the time period set forth in a Schedule; (2) is in default subject to the terms of any other loan or lease agreement with Imperial Bank or any other party; (3) fails to timely perform or observe any covenant, condition or agreement set forth in this Master Lease or any Schedule; (4) experiences a material adverse change in its financial condition as reasonably determined by Lessor; (5) becomes insolvent or makes an assignment for the benefit of creditors, or institutes or has instituted against it bankruptcy, reorganization or insolvency proceedings (and, in the case of any such proceedings instituted against Lessee, such proceeding is not stayed or dismissed within thirty (30) days), or a trustee, administrator or receiver shall be appointed for Lessee or for a substantial part of its property; or (6) makes any statement, representation or warranty in this Master Lease or any Schedule that is false or misleading in any material respect when made.

(B) Remedies. (1) If an Event of Default occurs under the Lease, Lessor may give Lessee notice of the Event of Default and upon the giving of such notice or at any time thereafter do any or all of the following (as Lessor in its sole discretion elects): (a) proceed by appropriate court action or actions to enforce performance by Lessee of the applicable covenants and terms of the Lease or to recover damages for the breach thereof; (b) take possession (by summary proceedings or otherwise) of any or all items of Equipment subject to the Lease without prejudice to any other remedy or claim herein referred to; (c) hold, sell, lease, or otherwise dispose of, any or all items of Equipment subject to the Lease, in any manner Lessor (in its sole discretion) elects; (d) receive from Lessee upon demand for any or all Equipment subject to the Lease the following amounts which Lessee shall be obligated to pay: (i) any unpaid Rent past due, (ii) as liquidated damages for loss of bargain and not as a penalty, the aggregate Casualty Value for such Equipment under the Lease in effect as of the date on which such Event of Default occurred, (iii) all costs and expenses incurred in searching for, taking, removing, keeping, storing, repairing, and restoring such items of Equipment, (iv) all other amounts then owing by Lessee hereunder; and (v) all costs and expenses, including (without limitation) reasonable legal fees and expenses, incurred by Lessor as a result of an Event of Default, or the exercise by Lessor of its remedies under this Section XI(A) or in connection with any bankruptcy proceeding of the Lessee (including, without limitation, fees and expenses incurred in connection with relief from stay motions relating to the Equipment, cash collateral disputes, assumption/rejection motions relating to the Equipment and disputes relating to any proposed plan and/or disclosure statement); (e) by notice to Lessee, declare the Lease (for any or all Equipment) canceled without prejudice to Lessor's rights in respect of all obligations set forth in this Section XI(A) and any other obligations under the Lease then accrued and remaining unsatisfied; or (f) avail itself of any other remedy or remedies provided for by any statute or otherwise available by law, in equity or in bankruptcy or insolvency proceedings; or (g) terminate any other Lease that Lessor may have with Lessee.

(C) The remedies set forth in this Section XI(B), (Remedies), are not intended to be exclusive, and each shall be cumulative. The amounts to be paid to Lessor under clause (d) of Section XI(B) shall be increased by interest, at the Overdue Rate, to the date of receipt by Lessor of the amount payable under said clause, from the respective due dates of such amounts or (with respect to costs, expenses, and losses for which Lessor is entitled to payment or reimbursement under said clause) from the respective dates incurred by Lessor.

(D) Any amounts received by Lessor as the result of its sale, lease during the original term hereof, or other disposition of the Equipment hereunder shall be paid or applied in the following order: (1) to any remaining obligation of Lessee under clause (d) of Section XI (B), (2) to reimburse Lessee for the Casualty Value previously paid as liquidated damages, and (3) to Lessor, any remaining balance.

XII. END OF LEASE TERM

(A) End of Term Notice. Lessee shall give Lessor no less than ninety (90) days and no more than 365 days written notice prior to the expiration of the

Lease Term under any Schedule, as to whether it will purchase, return or extend the term of the leased Equipment on the applicable Schedule at expiration of the Lease Term ("End of Term Notice"). If Lessee fails to give timely notice or fails to return the Equipment to Lessor upon expiration of the Lease Term as provided herein, the Schedule shall continue in full force and effect and will extend on a month to month basis at the applicable Rent, until Lessee provides Lessor with ninety (90) days prior written notice of Lessee's intent to purchase, return or extend the term of the leased Equipment on the applicable Schedule. Such notice once given shall be irrevocable.

(B) Return. (1) Upon the expiration or other permitted termination of this Schedule or any extension thereof, Lessee, at its sole cost, risk, and expense, will return to Lessor all, (but not less than all), of the Equipment then subject to the Schedule to a location in the Continental United States specified by Lessor. Lessee shall be responsible at its sole cost and expense, for (a) the de-installation, removal and packaging of the Equipment (including, but not limited to, any and all software, all manuals, maintenance records, maintenance record jackets, repair orders and all other similar documents) in a manner suitable for cartage by a common commercial carrier acceptable to Lessor, and
(b) the transportation of the Equipment, upon written notification by Lessor, as to the date and destination of the shipping. Such Equipment, upon return, shall be free and clear of all mortgages, liens, security interest, charges, encumbrances and claims. If Lessor shall so require, Lessee shall provide free and safe storage, as well as maintain sufficient insurance coverage (as specified in the Master Lease) for such Equipment for a period not to exceed 120 days from the expiration date or the last day of any extension period therefor.
(2) Upon return of such Equipment, Lessor or its agent shall inspect the Equipment. If any item of Equipment is not returned to Lessor, it shall be deemed to be a casualty and an Event of Loss during the Lease Term. In the event Lessor determines that repairs, additions or replacements are necessary to place the Equipment in the same condition as when originally leased to Lessee (reasonable wear and tear excepted), which at a minimum will require that the Equipment be in complete and running condition with no missing or damaged components and/or certified as being eligible for the Seller's or the manufacturer's generally available maintenance contract at then prevailing prices. (3) If Lessor determines that the Equipment (after inspection) is damaged or worn beyond normal wear and tear, Lessor or Lessor's agent will prepare an invoice which fully describes the repairs and the estimated cost required to place the Equipment in complete and running condition, and certified as being eligible for the Seller's or the manufacturer's generally available maintenance contract ("Equipment Repair Notice"). Lessee shall pay such invoiced costs in addition to an inspection fee equal to one-tenth (.1%) percent of the applicable Equipment's Cost ("Equipment Inspection Fee"), within ten (10) days of the date of such notice. (4) In the event Lessee fails to remit payment to Lessor within ten (10) days of receiving such Equipment Repair Notice, Lessee shall pay to Lessor, Interim Rent equal to the Daily Lease Rate Factor, multiplied by the Equipment cost as set forth in the applicable Schedule, for each day in excess of the Lease Term, until such Equipment Repair Notice payment is made.

(C) Purchase Option. Provided that no Event of Default has occurred and the applicable Equipment Schedule has not been previously terminated, Lessee shall have the right at its option, upon not less than 90 days and no more than 365 days written notice to Lessor prior to the Expiration Date, to purchase all (but not less than all) of the Equipment subject to the applicable Equipment Schedule on its Expiration Date. In such case, Lessee's purchase price shall be payable to Lessor on the Expiration Date and shall be an amount equal to the Equipment's fair market value as determined by Lessor in good faith. Lessor shall transfer to Lessee, "AS IS" "WHERE IS," without recourse or warranty, expressed or implied, of any nature (except to warrant to those claiming by, under or through Lessee, the absence of any liens created by Lessor), all of Lessor's right, title and interest in and to the Item(s) of Equipment with respect to which such payment has been received.

(D) Renewal Option. Provided that no Event of Default has occurred and the applicable lease Schedule has not been earlier terminated, Lessee shall have the right at its option, upon not less than ninety (90) days and no more than 365 days written notice to Lessor prior to the Expiration Date, to renew all (but not less than all) of the Equipment subject to the applicable Equipment Schedule for a firm term renewal period not less than six months.

XIII. MISCELLANEOUS

(A) Captions: Counterparts; Integration: Entire Agreement. The captions contained in this Master Lease are for convenience only and shall not affect the interpretation of this Master Lease. This Master Lease and the Schedules may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Only one counterpart of this Master Lease and each Schedule shall be marked "Original," and all other counterparts shall be marked "Duplicate." To the extent, if any, that this Master Lease or any Schedule constitutes chattel paper (as such term is defined in the Uniform Commercial Code in effect in any applicable jurisdiction), no security interest in this Master Lease or any such Schedule may be created through the transfer or possession of any counterpart other than the Original. THIS AGREEMENT, TOGETHER WITH ALL SCHEDULES, ANNEXES AND EXHIBITS THERETO, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES HERETO.

(B) Notices. All notices under this Master Lease and the Schedules shall be in writing and shall be delivered to the parties by certified mail, return receipt requested, by courier service or by facsimile transmission, at their respective addresses or facsimile numbers set forth in the Schedules (or such other address or number as either party may designate in writing from time to time). Notice shall be deemed to have been given (1) on the third day after being deposited in the United States mail, by certified mail, return receipt requested, properly addressed and with postage prepaid; or (2) on the day delivered by courier service or transmitted by facsimile.

(C) No Waiver: Lessor Approval. Any failure of Lessor to require strict performance by Lessee or any written waiver by Lessor of any provision of this Master Lease or any Schedule shall not constitute consent to or waiver of any other breach of the same or any other provision of this Master Lease or any Schedule. This Master Lease and each Schedule shall not be binding upon Lessor unless and until executed by Lessor.

(D) Governing Law: Severability. THIS MASTER LEASE AND EACH SCHEDULE SHALL. BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF CALIFORNIA. If any provision of this Master Lease or any Schedule is illegal, invalid or unenforceable under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent such laws apply without invalidating the remaining provisions of this Master Lease or such Schedule or causing such provision to be ineffective or unenforceable under the laws of any other jurisdiction.

(E) Quiet Enjoyment. So long as no Event of Default has occurred and is continuing, neither Lessor nor any Assignee will interfere with Lessee's quiet enjoyment and use of the Equipment.

(F) Survival. All obligations of Lessee to make payments to Lessor under this Master Lease or any Schedule or to indemnify Lessor pursuant to the terms of this Master Lease or any Schedule, and all rights of Lessor under this Master Lease and each Schedule shall survive the expiration or termination of this Master Lease and each Schedule.

(G) Software. Any software or other licensed products attached to or provided in connection with the Equipment shall at all time remain property of the owner thereof, and Lessee shall not obtain title to any such software.

(H) Export Laws. Lessee shall not export or re-export, directly or indirectly, any software or technology received by it in connection with this Master Lease or any Schedule, or allow the direct product thereof to be exported or re-exported, directly or indirectly, in violation of applicable law, including without limitation the regulations of the United States Department of Commerce.

(I) Present Value. In the event it is necessary to determine the present value of rentals under any Schedule, the parties agree that the discount rate to be used in determining such present values shall be the then prevailing Federal Reserve Bank Discount Rate as published in the Wall Street Journal as of the date of discounting.


(J) Foreign Corrupt Practices Act. The parties shall comply with all applicable laws affecting this Agreement and the performance of this Agreement. The parties shall maintain all registrations with governmental agencies, commercial registries chambers of commerce, or other offices which may required under local law in order to conduct their commercial business. The parties shall also comply with United States laws applicable to the sale of the Equipment, including the Foreign Corrupt Practices Act (which prohibits certain payments to governmental officials or political parties).

(K) True Lease: Maximum Rate. This Master Lease and the Schedules are intended to be a "Finance Lease," as defined in Article 2A of the Uniform Commercial Code, unless otherwise indicated in a Schedule. Lessor hereby informs Lessee that (i) the identity of the Seller is set forth in the applicable Schedule,
(ii) the Lessee is entitled under Article 2A to the promises and warranties, including those of any third party, provided to Lessor in connection with, or as part of, the contract by which Lessor acquired the Equipment, and (iii) Lessee may communicate with the Seller and receive an accurate and complete statement of the promises and warranties, including any disclaimers and limitations of them or of remedies. As a precaution in the event that, notwithstanding the express intention of the parties hereto to enter into a true lease, this Master Lease or any Schedule is ever deemed to be other than a true lease, or in the event that the parties hereto intend to enter into a lease intended as security, if so indicated on the applicable Schedule, Lessee hereby grants Lessor a security interest in the Equipment and all proceeds thereof, including, without limitation, insurance proceeds. In any such event, notwithstanding any provisions contained herein or in any Schedule, neither Lessor nor any Assignee shall be entitled to receive, collect or apply as interest any amount in excess of the maximum rate or amount permitted by applicable law. In the event Lessor or any Assignee ever receives, collects or applies as interest any amount in excess of the maximum amount permitted by applicable law, such excess amount shall be applied to the unpaid principal balance and any remaining excess refunded to Lessee. In determining whether the interest paid or payable under any specific contingency exceeds the maximum rate or amount permitted by applicable law, Lessor and Lessee shall, to the maximum extent permitted under applicable law, characterize any non principal payment as an expense or fee rather than interest, exclude voluntary prepayments and the effect thereof, and spread the total amount of interest over the entire term of this Master Lease and the Schedules.

(L) Waiver of Jury Trial, Etc. The Lessee and the Lessor each hereby waives any right to trial by jury in any litigation in any court with respect to, in connection with, or arising out of this master lease or any schedule entered into in connection therewith, or any other claim or dispute howsoever arising, between the Lessor and the Lessee.

         LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS MASTER LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.

         LESSOR:           IMPERIAL BANK EQUIPMENT LEASING                LESSEE:         SALESLOGIX CORPORATION
                           DIVISION,
                           A DIVISION OF IMPERIAL BANK

         Signature:                                                       Signature:
                           ---------------------------------                              --------------------------------------

         Name:                                                            Name:
                           ---------------------------------                              --------------------------------------

         Title:                                                           Title
                           ---------------------------------                              --------------------------------------

                          LEASE MODIFICATION AGREEMENT


         This Lease Modification Agreement dated as of May 8, 2000, is entered into by and between IMPERIAL BANK EQUIPMENT LEASING DIVISION, a division of Imperial Bank, a California corporation ("Lessor") and SalesLogix Corporation, a Corporation ("Lessee").


                                    RECITALS

         A. Lessor and Lessee have entered into Standard Schedule 001 to Master Lease Agreement dated February 28, 2000, and Certificate of Acceptance thereto executed by Lessee on March 14, 2000, and together with all related documents, (the "Lease"), providing for the "lease" the following equipment (the "Equipment"):

                         Refer to Attached Schedule "A"

         B. Lessor and Lessee acknowledge that the cost of the Equipment financed ("Equipment Cost") is not correct and now desire to correct the Equipment Cost and related Rent Payment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein, the parties hereto agree as follows:

         1. The Total Cost of the Equipment set forth in the Lease of $2,706,024.32 is changed to $2,418,311.12.

         2. The Lease Rate Factor set forth in the Lease of 3.213% remains the same.

         3. The Rent Payment set forth in the Lease of $86,944.56 is changed to $77,700.34.

         4. Except as expressly amended by this Agreement, the Lease is ratified and confirmed by Lessor and Lessee and shall remain in full force and effect.

         5. This Agreement shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the State of California.

         IN WITNESS WHEREOF, the parties have caused this Lease Modification Agreement to be duly executed by their authorized representatives as of the day and year first above written.


LESSOR                                                   LESSEE

IMPERIAL BANK EQUIPMENT LEASING DIVISION,                SALESLOGIX CORPORATION
A division of Imperial Bank

By: ___________________________________                  By: _____________________________________

Its:___________________________________                  Its:_____________________________________

IMPERIAL BANK EQUIPMENT LEASING DIVISION,                              AMENDMENT
A division of Imperial Bank


         THIS AMENDMENT No. 1 dated March 3, 2000, to the Master Lease agreement dated February 28, 2000, (the "Agreement"), is entered into by and between IMPERIAL BANK EQUIPMENT LEASING DIVISION, a division of Imperial Bank, a California corporation and SALESLOGIX CORPORATION, a corporation. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

1.       The Agreement is hereby amended as follows:

         A) IN THE EVENT THAT FOR ANY REASON THE PROPOSED AGREEMENT BETWEEN IMPERIAL BANK AND SALESLOGIX DOES NOT CLOSE BY APRIL 14, 2000, SALESLOGIX CORPORATION AGREES TO PLACE A CERTIFICATE OF DEPOSIT, EQUAL TO THE COST OF THE LEASED EQUIPMENT, WITH THE IMPERIAL BANK LEASING DIVISION.

         B) SALESLOGIX AGREES TO MAINTAIN MINIMUM CASH BALANCES OF $10.0 MILLION MEASURED MONTHLY DURING THE TERM OF THE LEASE. SHOULD CASH BALANCES DROP BELOW THE MINIMUM, SALESLOGIX AGREES TO PLACE A CERTIFICATE OF DEPOSIT WITH IMPERIAL BANK LEASING DIVISION IN AN AMOUNT AGREEABLE WITH IMPERIAL BANK.


2. Except as specifically set forth herein, all of the terms and provisions of the Agreement are ratified and confirmed by the parties hereto and shall remain in full force and effect:

3. This Amendment shall be governed by, construed and interpreted in accordance with the internal laws (and not the law of conflicts) of the state of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized representatives the day and year first above written.


IMPERIAL BANK EQUIPMENT LEASING DIVISION,        SALESLOGIX CORPORATION
A division of Imperial Bank

By: ______________________________________       By: _________________________________

Its:_______________________________________      Its:_________________________________

                                  SCHEDULE "A"
                          TO EQUIPMENT SCHEDULE NO. 001
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF FEBRUARY 28, 2000
                BETWEEN IMPERIAL BANK EQUIPMENT LEASING DIVISION,
                     A DIVISION OF IMPERIAL BANK, AS LESSOR,
                      AND SALESLOGIX CORPORATION, AS LESSEE

                                 EQUIPMENT LIST

EQUIPMENT DESCRIPTION                                   QUANTITY       ESTIMATED COST
---------------------                                   --------       --------------
E250 BASE UNIT                                             1             $3,974.00
400MHZ-2MB ULTRA SPARC-II PROCESSOR MOD                    2              8,992.00
9.1GB 10000-RPM ULTRASCSI HARD DRIVE                       2              1,980.00
256MB FOR ULTRA                                            2              2,430.00
SOLARIS 2.6 STD ENGLISH SERVER MEDIA K                     1                 80.00
POWER CORD                                                 1
PGX32 8BIT/24BIT COLOR FRAME BUFFER                        1                266.00
17" COLOR MONITOR/ 15.7 DIAG .28MM NON                     1                351.00
UNIX TYPE-6 KEYBOARD                                       1
FREIGHT                                                                     250.00
ADVANCED SYSTEMS GROUP INVOICE INV-0018867                              $18,323.00

SUN SPECTRUM MAINTENANCE GOLD 7 X 24                       4             $8,709.00
SUN SPECTRUM MAINTENANCE GOLD 7 X 24                       2              4,044.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019266                              $12,753.00

SUN SPECTRUM MAINTENANCE                                   1             $8,484.00
SUN SPECTRUM MAINTENANCE                                   1              6,670.00
SUN SPECTRUM MAINTENANCE                                   4              8,709.00
SUN SPECTRUM MAINTENANCE                                   2              4,044.00
SUN SPECTRUM MAINTENANCE                                   1                605.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019267                              $28,512.00

SUN SPECTRUM MAINTENANCE 1 YEAR GOLD                       1             $2,167.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019272                               $2,167.00

SUN SPECTRUM MAINTENANCE GOLD 7 X 24                       1             $8,484.00
SUN SPECTRUM MAINTENANCE GOLD 7 X 24                       1              6,670.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019277                              $15,154.00

NBU MEDIA/DOC KIT, CDROM-UNIX, AGENTS                      1               $200.00
VERITAS NETBACKUP FOR WINDOWS                              1                100.00
NBY SERVER LICENSE FOR UNIX, SOLAROS                       2             13,260.00
ANNUAL 7 X 24 SUPPORT F/SUN MASTER LICENSE                 2              3,910.00
NBU SINGLE CLIENT CONNECTION, NT PLATFORM                  7              3,822.00
PREMIER DIRECT ASSIST SUPPORT, NT CLIENT                   7              1,127.00
NBU SINGLE CLIENT CONNECTION - SERVER                      2              1,092.00
PREMIER SUPPORT NETBACKUP CLIENT                           2                322.00
NBU DB EXT MEDIA/DOC KIT- ORACLE, SYBASE                   1                100.00
NBU DATABASE EXTENSION FOR ORACLE                          1              3,900.00
PREMIER SUPPORT:  NETBACKUP DB EXT                         1              1,150.00
NBU ROBOTIC SUPPORT - TIER 4                               1             19,500.00
NBY ROBOTIC SUPPORT TIER 4                                 1              5,750.00
NBU ROBOTIC SUPPORT TIER 4 2ND CONNECT                     1              7,800.00

NBU ROBOTIC SUPPORT TIER 4 - 2ND CONNECT                   1              2,300.00
ULTRA F/W/D SCSI ADAPTER                                   2              2,036.00
MEDIA/DOC KIT VCS FOR SOLARIS NBU                          1                200.00
LIC-STANDARD VCS FOR SOLARIS NBU AGENT                     2              2,550.00
ASG INSTALLATION SERVICES                                  1             36,000.00
OPT CABLE DSCSI 12M                                        2                530.00
FREIGHT                                                                      75.00
ADVANCED SYSTEMS GROUP                                                 $105,724.00

ENTERPRISE 5501 - SVR BASE CABINET                         1            $32,680.00
OPT 2ND PWR SEQUENCER EXP CAB                              1                836.00
MOUNTING BRACKET F/E5500 E6500                             1                114.00
ENTERPRISE CAB FLOOR BRACKETS                              1                304.00
220V POWER CORD FOR ENTERPRISE                             2
E4501 BASE, 2+PCM 32X CD SERVER LICENSE                    1             24,320.00
RACKMOUNT RAILS FOR E4X00                                  1                342.00
CPU/MEMORY BOARD FOR EXX00 ENTERPRISE                      4             18,240.00
400MHZ/8MB ULTRASPARC CPU MODULE                           8             91,200.00
1GB MEMORY EXPANSION FOR X000 SERVERS                      4             28,880.00
I/O BOARD F/3XX -- W/FC-AL                                 6             29,640.00
POWER/COOLING MODULE F/X000 SERVERS                        4              5,472.00
ULTRA F/W/D SCSI ADAPTER                                   8              7,872.00
D1000 RACKMOUNT                                            2             16,372.00
FAST QUAD ETHERNET W/QFE                                   4              6,064.00
5M NULL ETHERNET CABLE TERMINAL                            2                250.00
5M SERIAL CABLE 5 METER SERIAL CABLE                       2                250.00
SOLARIS STANDARD LAT REL ENG DESKTOP                       1                 60.00
SOLARIS STANDARD LAT REL ENGLISH SERVE                     1                 80.00
MEDIA KIT FOR VERITAS DBASE ED/HA                          1                200.00
VERITAS D8 ED/HA FOR ORACLE LICENSE                        2             48,480.00
PREMIER SUPPORT F/DB ED/HA                                 2             13,938.00
POWER CORD                                                 2
ASG INSTALLATION SERVICES                                  1             37,500.00
INTEGRATION                                                3
ENTERPRISE SYSTEM BUILD                                    1
RUSH 24 HOUR BUILD BY ACCESS INTEGRATION                   2                400.00
CREDIT MEMO MOUNTING BRACKET                                               (114.00)
FREIGHT                                                                   1,300.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019318                             $364,680.00

ORACLE ENT SVR V8I W/ HOTBU PERP LIC                     1,600         $280,000.00
ORACLE ENT SVR V8I W/ HOTBU PERP LIC                     1,600           40,000.00
ORACLE ENT SVR 8U TUNING PACK                            1,600           19,200.00
ORACLE ENT SVR V8I W/ HOT BU, PL, PU                     1,600           72,000.00
ORACLE ENT SVR V8I W/ HOT BU, PL, PU                     1,600           24,000.00
ORACLE ENT SVR 8I TUNING PACK                            1,600            9,600.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019320                             $444,800.00

ENTERPRISE 5501 SVR BASE CBINET                            1            $32,680.00
OPT 2ND PWR SEQUENCER                                      1                836.00
MOUNTING BRACKET F/35500                                   1                114.00
ENTERPRISE CAB FLOOR BRACKETS                              1                304.00
220V POWER CORD FOR ENTERPRISE                             2
E4501 BASE CD SERVER LICENSE                               1             24,320.00
RACKMOUNT RAILS FOR E4X00                                  1                342.00
CPY MEMORY BOARD EXX00 ENTERPRISE                          4             18,240.00
400 MHZ /8MB 8MB ULTRASPARC CPU MODULE                     8             91,200.00

1GB MEMORY EXPANSION FOR X000 SERVERS                      4             28,880.00
I/O BOARD F/EXX00                                          4             19,760.00
POER COOLING MODULE F/X0000 SERVERS                        4              5,472.00
ULTRA F/W/D SCSI ADAPTER                                   4              3,936.00
D1000 RACKMOUNT                                            2             16,372.00
9.1GB 1000 RPM EXP DISK FOR A1000                          4              4,140.00
FAST QUAD ETHERNET W/QFE                                   4              6,064.00
5M NULL ETHERNET CABLE TERMINAL                            2                250.00
TERMINAL CONCENTRATOR KIT                                  1              1,900.00
ULTRA 5,360MHZ 8.4GB 5400/RPM IDE 32C                      1              1,931.00
17" COLOR MONITOR                                          1                351.00
SOLARIS DESKTOP MEDIA VER 2.6                              1                 60.00
SOLARIS 2.6 STD ENGLISH SERVER MEDIA                       1                 80.00
FOUNDATION SUITE/HA                                        1                200.00
FOUNDATION SUITE/HA LICENSE ONLY                           2             35,360.00
PREMIER SUPPORT FOR FS/HA                                  2             10,166.00
POWER CORD                                                 2
ASG INSTALLATION SERVICES                                  1             37,500.00
CREDIT MEMO MOUNTING BRACKET                               1               (114.00)
ADVANCED SYSTEMS GROUP INVOICE INV-0019372                             $340,844.00

SYM 3830 G36B FRAME                                        1           $115,920.00
SYN 3030 72.4GB OPEN                                      12            145,440.00
4096MB M2E CACHE MEMORY                                    1             60,360.00
4 PORT DP USCSU CHANNEL DIR                                4             60,480.00
19M WIDE DIFFERNTIAL SCSI 68 PIN                           4              1,569.60
SYM CONTROL CTR PKG COMPONENT                              1             58,000.00
LEVEL 1 INSTALL SYM CONTROL CTR                            1              5,000.00
1 YEAR MAINT. & SUPPORT                                    1             11,604.00
CABINET W/ 1-14 DATAMOVER SLOTS                            1             45,600.00
2 DATA MOVERS                                              2             46,800.00
CONTROL STATION                                            1             13,008.00
CFX INSTALL KIT                                            1
6M SCSI CABLE                                              6              1,584.00
MULTIPROTOCOL DOC                                          1
NFS-M0PROTOCOL DATA MOVER LIC                              2             36,000.00
NFS CONTROL STATION MANAGER LICENSES                       1             27,800.00
NFS SW 1 YEAR MAINT                                        2              7,200.00
NFS SW 1 YEAR MAINT                                        1              5,568.00
ASG INSTALLATION SERVICES                                  1             22,500.00
FREIGHT                                                                   4,000.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019391                             $668,433.60

DIRECTORY SERVER 4.1 MEDIA AND DOC                         1               $100.00
ALLIANCE MAINTENANCE SILVER KIT                            1
DIRECTORY SERVER MAINTENANCE                            200,000          40,000.00
ASG INSTALLATION SERVICES                                  1              2,500.00
FREIGHT                                                                      40.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019399                              $42,640.00

COMPAQ PROLIANT 1850R PIII 600 BASE                        1             $9,062.00
9.1GB ULTRA2 10K RPM                                       2              1,050.00
128MB REGISTERED SDRAM DIMM                                6              2,538.00
7X24 SUPPORT                                               2              2,938.00
PROLAINT 6400R 2-256-6/500 W/2X500MHZ                      5             67,125.00
256MB EDO MEMORY KIT                                       5              8,570.00
9.1GB PLUGGABLE ULTRA2                                     5              3,150.00

7X24 SUPPORT                                               5             12,995.00
ASG INSTALLATION SERVICES                                  1               6,00.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019400                             $113,428.00

ASG INSTALLATION SERVICES                                  1            $22,500.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019401                              $22,500.00

E450 SERVER BASE, 32X CD, 2*PWR SUPPLIES                   1            $10,211.00
E450 RACK MOUNTING KIT                                     1                680.00
400 MHZ ULTRASPARC II CPU MODULE                           2             10,080.00
512MB MEMORY EXPANSION FOR E450                            2              5,400.00
9.1GB 1000 RPM ULTRASCSI HARD DRIVE                        5              4,950.00
8BAY WITH H/W RAID INT STORAGE DRIVE                       1              2,426.00
PGX23 8BIT/24BIT COLOR FRAME BUFFER                        1                266.00
550W POWER SUPPLY F/E450                                   1              1,022.00
12-24GB 4MM DDS3 INTERNAL DRIVE                            1              1,013.00
SOLARIS PCNETLINK UPDATE                                   1
TYPE 6 KEYBOARD                                            1
ASG INSTALLATION SERVICES                                  1              1,995.00
ENTERPRISE SYSTEM BUILD BY ACCESS                          1
POWER CORD                                                 1
FREIGHT                                                                     250.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019444                              $38,293.00

IPLANET WEB SERVER ENTERPRISE ED LIC ON                   8            $10,168.00
IPLANET WEB SERVER ENTERPRISE ED MAINT.                    8              2,542.00
IPLANET WEB SERVER ENTERPRISE ED 4.0                       1                 60.00
FREIGHT                                                                      15.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019445                              $12,785.00

SCALAR 1000 DLT CNTRL MOD 6DRIVE BAYS                      1            $36,800.00
SCALAR 1000/DLT DRIVE MODULE                               4             30,000.00
SCALAR 1000 ON SITE INSTALLATION                           1              1,500.00
FREIGHT                                                                     400.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019448                              $68,700.00

E250 BASE UNIT                                             1             $3,974.00
400MHZ - 2MB ULTRAPSARC  - II PROCESSOR MOD                2              8,992.00
9.1GB 1000-RPM ULTRASCSI HARD DRIVE                        2              1,980.00
256MB FOR ULTRA                                            4              4,860.00
SOLARIS 2.6 STD ENGLISH SERVER MEDIA KIT                   1                 80.00
POWER CORD                                                 1
PGX32 8BIT/24BIT COLOR FRAME BUFFER                        1                266.00
17" COLOR MONITOR                                          1                351.00
UNIX TYPE 6 KEYBOARD                                       1
WORKGROUP SERVER INSTALL                                   1              1,495.00
ENTERPRISE SYSTEM BUILD                                    1
FREIGHT                                                                     200.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019456                              $22,198.00

SOLARIS STANDARD LAT REL ENGLISH SERVER                    1                $80.00
FREIGHT                                                                      15.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019497                                  $95.00

ENTERPRISE 250 SERVER BASE/RACKMOUNT                       2             $7,948.00
400MHZ 2 MB ULTRASPARC II PROCESSOR MOD                    2              8,992.00
256MB FOR ULTRA                                            4              4,860.00

18.2GB 10K RPM ULTRASCSI DISK DRIVE                        2              2,700.00
PGX23 8BIT/24BIT COLOR FRAME BUFFER                        2                532.00
12-23GB 4MM DDS3 INTERNAL DRIVE                            2              2,026.00
SOLARIS STANDARD LAT REL ENGLISH SERVER                    2                160.00
SOLARIS PCNETLINK UPDATE V1.0                              2
POWER CORD                                                 2
ASG INSTALLATION SERVICES                                  2              3,990.00
FREIGHT                                                                     285.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019498                              $31,493.00

ENTERPRISE 250 TOWER/RACK SIDEGRADE                        1               $595.00
FREIGHT                                                                      50.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019581                                 $645.00

INTERACCESS NT INSTALLATION                                1             $4,200.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019588                               $4,200.00

OMNIVIEW PS/2 10' CABLE KIT                                7               $175.00
BELKIN OMNIVIEW PRC 4 PORT KVM SWITCH                      2                660.00
FREIGHT                                                                      55.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019595                                 $890.00

NATURAL KEYBOARD V2.0 ELITE ERGO                           2               $130.00
BASIC MOUSE V1.0 SERIAL AND WINDOW                         2                 70.00
FREIGHT                                                                      55.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019596                                 $255.00

COMPAQ PROLIANT 1850R RED PWR SUPPLY                       2               $735.00
FREIGHT                                                                      25.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019597                                 $760.00

PCI DUAL 10/100 COMPAQ PC                                  7             $1,953.00
FREIGHT                                                                      55.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019598                               $2,008.00

WIN NT SVR STD ED 4.0 LIC ONLY                             7             $4,421.69
DISK KIT WIN NT SVR STD ED 4.0 IBM                         2                 47.78
WIN NT OPTION PACK 4.0 IBM LIC ONLY                        5                375.85
WIN NT SERV CLIENT LIC 4.0 IBM                            10                303.00
INTERACCESS NT INSTALLATION                                1              9,000.00
FREIGHT                                                                      25.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019600                              $14,173.32

ULTRA F/W/D SCSI ADAPTER                                   1               $984.20
OPT CABLE DSCSI 12M                                        1                265.00
FREIGHT                                                                      50.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019671                               $1,299.20

SUN SPECTRUM MAINTENANCE                                   2             $8,090.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019706                               $8,090.00

SUN SPECTRUM MAINTENANCE                                   1             $5,923.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019707                               $5,923.00

COMPAQ NETELLIGENT ETHERNET ADAPTER 10                     2               $350.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019714                                 $350.00

PC ANYWHERE SOFTWARE 9.0                                   7             $1,155.00
FREIGHT                                                                      35.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019715                               $1,190.00

PROLIANT 1850R 512KB PROCESSOR OPTION                      4             $4,347.00
128MB REG SDRAM DIMM                                       4              1,748.00
256MB REG SDRAM DIMM ALL                                   4              3,864.00
128MB REG SDRAM DIMM                                       2                874.00
256MB REG SDRAM DIMM ALL                                   2              1,932.00
7' TP ETHERNET CABLES                                     26                130.00
FREIGHT                                                                     450.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019794                              $13,345.00

1GB MEMORY EXPANSION FOR X000 SERVERS                      8            $60,800.00
FREIGHT                                                                      40.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019814                              $60,840.00

PROLIANT 1850R SVR-RACK MOUNT PIII-500                     4            $15,341.00
NC3122 PCI DUAL 10/100 UTP CONTROLLER                      4              1,138.00
UNIV 9.1GB HOT PLUT UTLRA2 1" HARD DRIVE                   2              1,200.50
3 YR 24X7 4HR WORKGROUP SERVER SUPPORT                     2              5,692.50
BASIC MOUSE V1.0 SERIAL AND WINDOW                         1                 15.00
BELKIN OMNIVIEW PRC 4 PORT KVM SWITCH                      2                600.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019831                              $23,987.00

MAG 17" 720V2                                              5             $1,200.00
FREIGHT                                                                     525.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019858                               $1,725.00

COMPAQ PROLAINT 1750R PII 450 MODEL                        1             $3,065.00
FREIGHT                                                                      75.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019884                               $3,140.00

UNIV 9.1GB HOT PLUG ULTRA2 1" HARD DRIVE                   4             $2,507.00
COMPAQ NETELLIGENT ETHERNET ADAPTER 10                     2                280.00
COMPAQ PROLIANT 1850R RED PWR SUPPLY                       4              1,495.00
3YR 24X7 4HR WORKGROUP SERVER SUPPORT                      4              6,785.00
PROLIANT 3000 SERVER RACK MOUNTED PIII                     2              8,486.70
PROLIANT 1850R 512KB PROCESSOR OPTION                      2              2,173.50
512MB REG SDRAM DIMM                                       2              5,331.50
NC3122 PCI DUAL 10/100 UTP CONTROLLER                      2                569.00
PROLIANT 3000/5500 RPS                                     2              1,207.50
OMNIVIEW PS/2 10' CABLE KIT                                6                150.00
FREIGHT                                                                      50.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019887                              $29,035.20

DIGITAL LINEAR TAPE - COMPACT IV                          15            $10,800.00
DIGITAL LINEAR TAPE CLEANING CARTRIDGE                     1                428.00
FREIGHT                                                                      35.00
ADVANCED SYSTEMS GROUP INVOICE INV-0019979                              $11,263.00

FRU, ADAPTER, VIDEO PGX32                                  6               $228.00
FREIGHT                                                                      10.00
ADVANCED SYSTEMS GROUP INVOICE INV-0020002                                 $238.00

UNIV 9.1GB HOT PLUT ULTRA 2 1" HARD DRIVE                  1               $750.00
ADVANCED SYSTEMS GROUP INVOICE INV-0020012                                 $750.00

SYM 3030 36GB DRIVE PAIRS                                  2            $28,560.00
1024 CACHE UPGRADE                                         1             33,360.00
12M SCSI CABLE                                             4              1,400.00
TF FOR OPEN SYSTEMS                                        1            105,000.00
FREIGHT                                                                      75.00
ADVANCED SYSTEMS GROUP INVOICE INV-0020010                             $168,395.00

TOTAL SCHEDULE 001                                                   $2,706,024.32




LESSOR'S INITIALS                          LESSEE'S INITIALS
                 --------------------                       --------------------